Exhibit 3.275

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT

CHANGING THE NAME OF A VIRGINIA STOCK CORPORATION

By Unanimous Consent of the Shareholders

The undersigned, pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows:

1.	The current name of the corporation is Columbia/HCA Retreat Hospital, Inc.

2.	The name of the corporation is changed to Retreat Hospital, Inc.

3.	The foregoing amendment was adopted by unanimous consent of the shareholders on

4/01/2004
(date)

Executed in the name of the corporation by:

/s/ Dora A. Blackwood	04/01/2005
(signature)	(date)

Dora A. Blackwood	Vice President & Assistant Secretary
(printed name)	(corporate title)

615-344-2162	0437295
(telephone number (optional))	(corporation’s SCC corporate UFC)

(The execution must be by the chairman or any vice-chairman of the board of directors, the president, or any other of its officers authorized to act on behalf of the corporation.)

See instructions on the reverse.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, APRIL 5, 2005

The State Corporation Commission has found the accompanying articles submitted on behalf of Retreat Hospital, Inc. (formerly COLUMBIA/HCA RETREAT HOSPITAL, INC.) to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective April 5, 2005.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Commissioner

ARTICLES OF INCORPORATION

OF

COLUMBIA/HCA RETREAT HOSPITAL, INC.

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.	The name of the corporation is: COLUMBIA/HCA RETREAT HOSPITAL, INC.

2.	The number (and classes, if any) of shares the corporation is authorized to issue is (are) :

Number of shares authorized	Class(es)
1,000	COMMON

3.	A. The corporation’s initial registered office address, which is the business address of the initial registered agent is:

5521 Staples Mill Road	Richmond	VA 23228
(Number/street)	(City or Town)	(Zip Code)

B.     The registered office is physically located in the ☐ City or ☒ County of Henrico.

4.	A. The name of the corporation’s initial registered agent is: Edward R. Parker

B.     The initial registered agent is (mark appropriate box):

(1)	An individual who is a resident of Virginia and
☐	an initial director of the corporation
☒	a member of the Virginia State Bar

OR

(2)	☐ a professional corporation or professional limited liability company of attorneys registered under section 54.1-3902, Code of Virginia

5.	The NAMES and ADDRESSES of the initial directors are:

Stephen T. Braun	201 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40202
Richard A. Schweinhart	‘‘	“	“	“
David C. Colby	“	“	“	“

6.	INCORPORATOR(S) :

/s/ Linda McDonald	LINDA MCDONALD, INCORPORATOR

Signature(s)	Printed name(s)

See instructions on the reverse.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

November 29, 1994

The State Corporation Commission has found the accompanying articles submitted on behalf of COLUMBIA/HCA RETREAT HOSPITAL, INC. to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this CERTIFICATE OF INCORPORATION be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective November 29, 1994.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ T.V. Morrison, Jr.
Commissioner